United States

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 27, 2016

FNB BANCORP

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

000-49693	92-2115369
(Commission File Number)	(IRS Employer Identification No.)

975 El Camino Real, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 588-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Background. On December 18, 2015, the registrant, FNB Bancorp (OTCQB: FNBG), parent company of First National Bank of Northern California, a national banking association (the “Bank”), announced the signing of a Memorandum of Mutual Agreement to Amend Certain Salary Continuation Agreements and Executive Supplemental Compensation Agreements (the “Memorandum”) between the Bank and four executive officers of the Bank, namely, Jim D. Black, President; Anthony J. Clifford, Executive Vice President and Chief Operating Officer; David A. Curtis, Senior Vice President and Chief Financial Officer; and Randy R. Brugioni, Senior Vice President and Chief Credit Officer. As outlined in the Memorandum, the Bank agreed to amend and restate the individual Salary Continuation Agreements and Executive Supplemental Compensation Agreements previously executed between the Bank with each of these four executive officers. The Memorandum was completed in order to ensure compliance with all applicable tax provisions, including Sections 280G and 409A of the Internal Revenue Code of 1986, as amended, among other reasons. In due course, the group of executive compensation agreements under review was expanded to include the compensation agreements signed with Thomas C. McGraw, Chief Executive Officer of the Bank. For additional information regarding the Memorandum, reference should be made to the registrant’s Current Report on Form 8-K and exhibits thereto (including the Memorandum) as filed with the Commission on December 18, 2015.

Consistent with the Memorandum, on May 27, 2016, the Board of Directors of the Bank adopted resolutions confirming the Bank’s waiver of certain conditions contained in: (a) the First National Bank of Northern California Salary Continuation Agreement dated September 14, 2004 (amended July 21, 2006 and December 22, 2008) with Jim D. Black, President of the Bank; (b) the First National Bank of Northern California Salary Continuation Agreement dated September 14, 2004 (amended July 21, 2006 and December 22, 2008) with Anthony J. Clifford, Executive Vice President and Chief Operating Officer of the Bank; (c) the First National Bank of Northern California Executive Supplemental Compensation Agreement dated January 2, 2007 (amended December 12, 2008) with David A. Curtis, Senior Vice President and Chief Financial Officer of the Bank; (d) the First National Bank of Northern California Executive Supplemental Compensation Agreement dated February 15, 2012 with Randy R. Brugioni, Senior Vice President and Chief Credit Officer of the Bank; and (e) the First National Bank of Northern California Executive Supplemental Compensation Agreement dated February 15, 2012 with Thomas C. McGraw, Chief Executive Officer of the Bank. Under each of these agreements (the “Existing Agreements”), the retirement benefits to be paid to the executive officer (or his designated beneficiary) over a period of 20 years would be effective under certain conditions, namely, upon (i) attainment of age 65, or upon his death or disability prior to such time if he is actively employed by the Bank at the time; (ii) termination of his employment by the Bank without “cause” (as defined in the agreements); and (iii) termination or constructive termination of his employment by the Bank after the occurrence of a “change in control” of the Bank (as defined in the agreements). If, for any reason, an executive officer voluntarily terminated employment prior to age 65, then, under the Existing Agreements, he would forfeit the retirement benefit in its entirety. In recognition of the outstanding service provided to the Bank by Messrs. McGraw, Black, Clifford, Curtis and Brugioni, the Board of Directors waived the condition that an executive officer remain employed by the Bank until age 65 in order to earn his full retirement benefit. Instead, the Board of Directors determined that an executive officer must only remain employed until December 31, 2016, at which time he will vest in a portion of his Accrued Liability Balance (as defined in the agreements). Any voluntary termination of employment prior to December 31, 2016 would result in forfeiture of the retirement benefit.

Amended and Restated Compensation Agreements. On May 27, 2016, as contemplated by the Memorandum, the Board of Directors of the Bank approved, and the Bank signed, a First National Bank of Northern California Amended and Restated Executive Supplemental Compensation Agreement (“Compensation Agreement”) with each of the five executive officers, Messrs. McGraw, Black, Clifford, Curtis and Brugioni, to memorialize certain changes agreed to by the Board of Directors of the Bank and the executive officers, relating to retirement and “change in control.” Each Compensation Agreement updates, amends restates and replaces the existing Salary Continuation Agreement or Executive Supplemental Compensation Agreement between the Bank and the executive officer. Copies of the Compensation Agreements, including Schedule A (“Accrued Liability Balance” showing the amounts accrued by the Bank to fund the future benefit expense) are attached to this report as Exhibit 10.1 (Thomas C. McGraw), Exhibit 10.2 (Jim D. Black), Exhibit 10.3 (Anthony J. Clifford), Exhibit 10.4 (David A. Curtis) and Exhibit 10.5 (Randy R. Brugioni) and are incorporated here by reference. The Compensation Agreements change the retirement date for the five executive officers from the attainment of age 65 to a fixed date of December 1, 2016. Benefits under the old and new agreements remain substantially the same, except that benefits under the Compensation Agreements are scheduled to begin vesting on January 1, 2017 and would become fully vested twelve months later. It is intended that the Compensation Agreements be “unfunded” for purposes of the Employee Retirement Income Security Act of 1974, as amended, and not be construed to provide income to the participants or their beneficiaries under the Internal Revenue Code of 1986, as amended, particularly Section 409A of the Code and guidance or regulations issued thereunder, prior to actual receipt of benefits.

Also on May 27, 2016, the Board of Directors of the Bank approved, and the Bank signed, a First National Bank of Northern California Amended and Restated Split Dollar Life Insurance Agreement (“Split Dollar Agreement”) with each of the five executive officers, Messrs. McGraw, Black, Clifford, Curtis and Brugioni, to memorialize certain changes agreed to by the Board of Directors of the Bank and the executive officers relating to a division of the death proceeds of certain life insurance policies owned by the Bank. Copies of the Split Dollar Agreements are attached to this report as Exhibit 10.6 (Thomas C. McGraw), Exhibit 10.7 (Jim D. Black), Exhibit 10.8 (Anthony J. Clifford), Exhibit 10.9 (David A. Curtis) and Exhibit 10.10 (Randy R. Brugioni), and are incorporated here by reference. Each Split Dollar Agreement updates and replaces the existing Split Dollar Insurance Agreement between the Bank and the executive officer to insure that, in the event the executive officer were to become deceased prior to the receipt of all the benefits specified under his Compensation Agreement, the benefit payments under the Compensation Agreement would cease, and in lieu of any remaining benefits, an insurance benefit equal to the remaining Accrued Liability Balance would be paid to the estate of the executive officer. The Bank has existing bank-owned life insurance contracts that would provide the benefits described in the Split Dollar Agreements.

Also on May 27, 2016, the Board of Directors of the Bank approved, and the Bank signed, a First National Bank of Northern California Amended and Restated Management Continuity Agreement (“Continuity Agreement”) with each of Jim D. Black, President of the Bank, Anthony J. Clifford, Executive Vice President and Chief Operating Officer of the Bank, and Charles R. Key, Senior Vice President and Information Technology Director of the Bank, to memorialize certain changes agreed to by the Board of Directors of the Bank and such officers relating to the payment of a severance benefit upon termination of employment after a “change in control” of the Bank. Copies of the Continuity Agreements are attached to this report as Exhibit 10.11 (Jim D. Black), Exhibit 10.12 (Anthony J. Clifford) and Exhibit 10.13 (Charles R. Key), and are incorporated here by reference. The Continuity Agreements replace the existing Management Continuity Agreements and are designed to insure that in the event of a “change in control” during the term of the Continuity Agreement, the executive would receive a lump sum benefit equal to two times the executive’s base annual salary for the twelve-month period ending immediately prior to the change in control event. The superseded Management Continuity Agreements provided for the payment of a benefits upon a termination of employment after a “change in control” of the Bank. Payment of benefits under the Continuity Agreements is conditioned on a “change in control” only. Any termination of employment for any reason prior to a “change in control” will result in automatic termination of the Continuity Agreement and the loss of any benefit.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amended and Restated Executive Supplemental Compensation Agreement including Schedule A (Accrued Liability Balance), between First National Bank of Northern California and Thomas C. McGraw, effective as of January 1, 2016

10.2	Amended and Restated Executive Supplemental Compensation Agreement including Schedule A (Accrued Liability Balance), between First National Bank of Northern California and Jim D. Black, effective as of January 1, 2016

10.3	Amended and Restated Executive Supplemental Compensation Agreement including Schedule A (Accrued Liability Balance), between First National Bank of Northern California and Anthony J. Clifford, effective as of January 1, 2016

10.4	Amended and Restated Executive Supplemental Compensation Agreement including Schedule A (Accrued Liability Balance), between First National Bank of Northern California and David A. Curtis, effective as of January 1, 2016

10.5	Amended and Restated Executive Supplemental Compensation Agreement including Schedule A (Accrued Liability Balance), between First National Bank of Northern California and Randy R. Brugioni, effective as of January 1, 2016

10.6	Amended and Restated Split Dollar Life Insurance Agreement dated May 27, 2016 between First National Bank of Northern California and Thomas C. McGraw

10.7	Amended and Restated Split Dollar Life Insurance Agreement dated May 27, 2016 between First National Bank of Northern California and Jim D. Black

10.8	Amended and Restated Split Dollar Life Insurance Agreement dated May 27, 2016 between First National Bank of Northern California and Anthony J. Clifford

10.9	Amended and Restated Split Dollar Life Insurance Agreement dated May 27, 2016 between First National Bank of Northern California and David A. Curtis

10.10	Amended and Restated Split Dollar Life Insurance Agreement dated May 27, 2016 between First National Bank of Northern California and Randy R. Brugioni

10.11	Amended and Restated Management Continuity Agreement dated May 27, 2016 between First National Bank of Northern California and Jim D. Black

10.12	Amended and Restated Management Continuity Agreement dated May 27, 2016 between First National Bank of Northern California and Anthony J. Clifford

10.13	Amended and Restated Management Continuity Agreement dated May 27, 2016 between First National Bank of Northern California and Charles R. Key

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNB BANCORP (Registrant)

Dated: May 31, 2016.	By:	/s/ Dave A. Curtis
Dave A. Curtis
Senior Vice President and
Chief Financial Officer